UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 9, 2010

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 9, 2010, the Company’s shareowners approved amendments to the Company’s 2006 Long-Term Incentives Plan, as amended (“2006 Plan”), at the Annual Meeting of Shareowners.  The amendments were initially adopted by the Company’s Board of Directors on November 20, 2009, subject to approval by the shareowners of the Company.

The following is a brief description of the material amendments made to the 2006 Plan.  The amendments:

•	increase the number of shares of Common Stock of the Company (“Shares”) available for awards by 6.5 million

•
adjust the multiplier for full value Shares from 3.0 to 2.02, so that Shares available for grant will be reduced by 2.02 Shares for every Share issued pursuant to an award of restricted stock, restricted stock units, performance shares or performance units and other awards other than options and stock appreciation rights that is granted on or after February 9, 2010

•	limit the life of stock appreciation rights to ten years from the date of grant

•	provide that dividend equivalents, if accumulated, cannot be paid until the underlying award vests or is fully earned

•	increase the award limit to any single participant to an annual average during three consecutive years of 1,000,000 Shares (the prior limit was 600,000 Shares)

•
clarify the administrative practice of counting shares so that the shares available for awards are reduced by the shares issued in respect of performance shares and not by any unearned portions of performance shares

•	provide that new awards will generally contain “double trigger” vesting instead of “single trigger” vesting upon a change of control

The 2006 Plan, as amended, includes the following features:

•
flexibility to grant a variety of awards to employees and non-employee directors, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units

•	limits on the maximum number of Shares available for awards generally under the 2006 Plan and limits on the maximum amount of awards to a single participant

•
stock options and stock appreciation rights (SARs) must be granted with an exercise price that is not less than 100% of the fair market value of our Common Stock on the date of grant; options and SARs are not entitled to dividend equivalents

•	a prohibition on the repricing, replacement or buyout of underwater stock options without shareowner approval

•
a presumption that awards will automatically vest in connection with a change of control only if certain terminations of employment also occurs (a new practice for stock options granted in or after November 2009 and an existing practice for performance share grants)

•
each non-employee director will receive a grant of restricted stock units with a grant date value of $100,000 (or such other amount approved by the Board) annually after the Annual Meeting and each new non-employee director will receive an initial grant of restricted stock units with a grant date value of $200,000 (or such other amount approved by the Board)

•
to facilitate share ownership, non-employee directors may elect to receive restricted stock units in lieu of all or a specified portion of their regular annual cash retainer or other fees based on the fair market value of the Shares on the date any regular annual cash retainer or other fee would otherwise be paid

•
a shareowner approval requirement for any amendment to the 2006 Plan that increases the number of Shares available for awards, materially increases the benefits accruing to participants or otherwise makes any material revision, or otherwise to the extent such approval is necessary to comply with any tax or regulatory requirement applicable to the 2006 Plan, including New York Stock Exchange requirements

This summary is qualified in its entirety by reference to the 2006 Plan, as amended, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

*10.1
The Company’s 2006 Long-Term Incentives Plan, as amended and approved by the Company’s shareowners on February 9, 2010, incorporated by reference to Appendix A to the Company’s Notice and Proxy Statement dated December 18, 2009 for the Annual Meeting of Shareowners held on February 9, 2010.

*	Management contract or compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 12, 2010	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index

*10.1
The Company’s 2006 Long-Term Incentives Plan, as amended and approved by the Company’s shareowners on February 9, 2010, incorporated by reference to Appendix A to the Company’s Notice and Proxy Statement dated December 18, 2009 for the Annual Meeting of Shareowners held on February 9, 2010.

*    Management contract or compensatory plan or arrangement.